UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

FISKER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FSR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2021, the Board of Directors (the “Board”) of Fisker Inc. (the “Company”) appointed Mitchell Zuklie, Chairman and Chief Executive Officer of Orrick, Herrington & Sutcliffe LLP (“Orrick”), to the Board, effective immediately. Mr. Zuklie will serve as a Class I director with a term to expire at the annual meeting of stockholders to be held in 2021. In connection with his appointment to the Board, the Board appointed him to serve as chair of its Nominating and Corporate Governance Committee.

There is no arrangement or understanding between Mr. Zuklie and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Zuklie and any director or executive officer of the Company. The Company has retained Orrick as legal counsel for various matters, including general corporate and litigation matters. The aggregate fees paid by the Company to Orrick for the fiscal years ended December 31, 2020 and 2019 were approximately $5.3 million and $0.2 million, respectively. The Company continues to retain Orrick with respect to these matters, and believes that the services rendered by Orrick were, and continue to be, provided on terms no more or less favorable than those with unrelated parties.

For his service as a director, Mr. Zuklie will be entitled to receive the compensation for non-employee directors consistent with the Company’s Outside Director Compensation Policy, described under the heading “Directors and Executive Officers - Director Compensation” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2020, pro-rated for any partial year of service. In addition, in connection with his appointment as a director, Mr. Zuklie will enter into an indemnification agreement with the Company consistent with the form agreement executed with each of the Company’s current directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISKER INC.

Date: March 9, 2021	By:	/s/ Geeta Gupta
Geeta Gupta
Chief Financial Officer

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